Exhibit 11

                             INSIGNIA SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                          Three Months Ended
                                                                               March 31
                                                                        1997               1996
                                                                    -----------         -----------
PRIMARY:

    Average shares outstanding                                        6,586,956           5,403,382

    Net effect of dilutive stock
      options--based on treasury stock
      method using average market price                                    --                  --
                                                                    -----------         -----------

         TOTAL                                                        6,586,956           5,403,382
                                                                    ===========         ===========

Net Income (Loss)                                                   $     1,407         $   (94,487)
                                                                    ===========         ===========

Net Income (Loss) per share                                         $      0.00         $     (0.02)
                                                                    ===========         ===========

FULLY DILUTED:

    Average shares outstanding                                        6,586,956           5,403,382

    Net effect of dilutive stock options--based on treasury
      stock method using ending market price,
      if higher than average market price                                  --                  --
                                                                    -----------         -----------

         TOTAL                                                        6,586,956           5,403,382
                                                                    ===========         ===========

Net Income (Loss)                                                   $     1,407         $   (94,487)
                                                                    ===========         ===========

Net Income (Loss) per share                                         $      0.00         $     (0.02)
                                                                    ===========         ===========

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